Exhibit 10.73
THIRD AMENDMENT TO THE DYNEGY INC. COMPREHENSIVE
WELFARE BENEFITS PLAN
WHEREAS, Dynegy New York Holdings lnc., Exelon SHC, Inc., Exelon New England Power Marketing, L.P., and ExRes SHC, Inc. entered into that certain Stock Purchase Agreement dated as of November 1, 2004 (“Agreement”) under which Dynegy New York Holdings Inc. will acquire all of the outstanding capital stock of ExRes SHC, Inc., the parent company of Sithe Energies, Inc. (“Sithe”);
WHEREAS, as of the Closing Date, as such term is defined under Section 2.2 of the Agreement (the “Closing Date”), certain employees of Sithe and its affiliates will become eligible to participate in the Dynegy Inc. Comprehensive Welfare Benefits Plan (the “Plan”); and
WHEREAS, Section 8.1 of the Plan provides that the Company may amend the Plan and any or all Constituent Benefit Programs incorporated therein on behalf of itself and certain of its affiliates;
NOW, THEREFORE, in consideration of the above premises, the Plan shall be, and hereby is amended in the following respects, effective as of the Closing Date:

I.
A new Section 1.1(27A) is hereby added to Article I of the Plan, to provide as follows:
“(27A)
Sithe Participant: An Eligible Employee who (i) was enrolled in the Sithe Plan for the plan year of Sithe Plan beginning on January 1, 2005, (ii) became eligible to participate in the Plan in connection with acquisition of ExRes SHC, Inc., and (iii) whose participation in the Sithe Plan was terminated following the acquisition of ExRes SHC, Inc.”

II.
A new Section 1.1(27B) is hereby added to Article I of the Plan, to provide as follows:
“(27B)	Sithe Plan: The Sithe Energies Group Flexible Benefits Plan.”
III.
A new Section 4.3(c) is hereby added to the Dynegy Inc. Section 125 Flexible Benefits Plan, a Constituent Benefit Program under the Plan, to provide as follows:
“(c) Notwithstanding the foregoing, a Sithe Participant shall be treated as a new Employee for purposes of this Section 4.3, except that such Sithe Participant’s election with respect to a Health Care Expense Account and/or a Dependent Care Assistance Account under the Sithe Plan shall remain in effect (subject to the ability to revoke pursuant to Section 4.5) under the corresponding Flexible Spending Account Program for the remainder of the Program Year beginning on January 1, 2005.”
IV.
The following sentence is hereby added at the end of Section 5.1(b) of the Dynegy Section 125 Flexible Benefits Plan, a Constituent Benefit Program under the Plan, to provide as follows:
“Notwithstanding the foregoing, a Sithe Participant’s appropriate Flexible Spending Account shall be credited as of the Closing Date with the amount credited to such Sithe Participant’s Health Care Expense Account and/or Dependent Care Assistance Account under the Sithe Plan immediately prior to the Closing Date.”

V.
A new Section 3.1(c) is hereby added to the Dynegy Inc. Health Care Spending Account Program, a Constituent Benefit Program under the Plan, to provide as follows:
“(c) For the Program Year beginning January 1, 2005, an Eligible Employee who is a Sithe Participant shall be eligible to participate in this Program as of the Closing Date.”
VI.
A new Section 4.1(c) is hereby added to the Dynegy Inc. Health Care Spending Account Program, a Constituent Benefit Program under the Ptan, to provide as follows:
“(c) For the Program Year beginning on January 1 2005, a Sithe Participant’s Participation Agreement shall be such Sithe Participant’s benefit election with respect to a Health Care Expense Account under the Sithe Plan for the plan year beginning on January 1, 2005.”
VII.
The third sentence of Section 5.1 (a) of the Dynegy Inc. Health Care Spending Account Program, a Constituent Benefit Program under the Plan, is hereby revised to provide as follows:
“Benefits under the Program shall be paid only to the extent the Covered Health Care Expenses were incurred by the Program Participant in the period for which the Program Participant actually participated in the Program; provided however, that for purposes of this provision, a Sithe Participant shall be deemed to have participated in the Program for the entire Program Year beginning January 1, 2005.”

VIII.
A new Section 3.1(c) is hereby added to the Dynegy Inc. Dependent Care Spending Account Program, a Constituent Benefit Program under the Plan, to provide as follows:
“(c) For the Program Year beginning January 1, 2005, an Eligible Employee who is a Sithe Participant shall be eligible to participate in this Program as of the Closing Date.”
IX.
A new Section 4.1(c) is hereby added to the Dynegy Inc. Dependent Care Spending Account Program, a Constituent Benefit Program under the Plan, to provide as follows:
“(c) For the Program Year beginning on January 1, 2005, a Sithe Participant’s Participation Agreement shall be such Sithe Participant’s benefit election with respect to a Dependent Care Assistance Account under the Sithe Plan for the plan year beginning on January 1, 2005.”
X.
The third sentence of Section 5.1(a) of the Dynegy Inc. Dependent Care Spending Account Program, a Constituent Benefit Program under the Plan, is hereby revised to provide as follows:
“Benefits under the Program shall be paid only to the extent the Covered Employment Related Expenses were incurred by the Program Participant in the period for which the Program Participant actually participated in the Program; provided however, that for purposes of this provision, a Sithe Participant shall be deemed to have participated in the Program for the entire Program Year beginning January 1, 2005.”
XI.
Except as modified herein, the Plan shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned has caused this Third Amendment to the Plan to be executed this 28th day of January 2005, to be effective as provided above.

DYNEGY INC.
By:	/s/ J. Kevin Blodgett
Title: SVP, HR